Exhibit 15.2

中正達會計師事務所 Centurion ZD CPA & Co. Certified Public Accountants (Practising)

Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong. 香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室 Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078 Email 電郵: info@czdcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements No. 333-172406 and 333-214142 on Form S-8, No. 333-176437 and 333-214141on Form F-3 and No. 333-225977 on Form F-1 of SGOCO Group, Ltd. (the “Company”) of our report dated June 15, 2020, except for Note 22 as to which the date is July 7, 2021, relating to the Company's consolidated balance sheet as of December 31, 2019, and the related consolidated statements of comprehensive loss, shareholders’ equity and cash flows for each of the two years in the period December 31, 2019, which report appears in this Annual Report on Form 20-F of the Company for the year ended December 31, 2020.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

Hong Kong, China

July 7, 2021